Exhibit 10.18

SUPPLEMENTARY AGREEMENT TO
INTELLECTUAL PROPERTY COOPERATION AGREEMENT

THIS SUPPLEMENTARY AGREEMENT (the “Supplementary Agreement”) is entered into on the 15th day of June 2026, by and among:

(1)	SINGAUTO INC. (“Cayman Company”), having its registered address at Sertus Chambers, Governors Square, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands;

(2)	SINGAUTO PTE. LTD. (the “Licensee”), having its registered address at 16 Collyer Quay, Collyer Quay Centre #06-02, Singapore 049318; and

(3)	Beijing Xinshiya Technology Co., Ltd. (“Beijing Company”), having its registered address at Room 362, 2nd Floor (Middle Section), Building A, No. 3 Yard, No. 9 Yongfeng Road, Haidian District, Beijing 100094, People’s Republic of China (the “PRC”);

(Cayman Company and Beijing Company, collectively, the “IP Holders”, and together with the Licensee, the “Parties”, and each, a “Party”).

WHEREAS, the Parties entered into the Intellectual Property Cooperation Agreement dated May 15, 2026 (“IP Cooperation Agreement”);

WHEREAS, Section 4.2 of the IP Cooperation Agreement provides that the Parties shall act in good faith to agree in writing on the amount of the Consideration to be paid and, if necessary, enter into a supplemental agreement or other written instrument to reflect such amount and the relevant payment arrangements; and

WHEREAS, the Parties wish to enter into this Supplementary Agreement to confirm the amount of the Consideration and the related payment arrangements.

NOW, THEREFORE, the Parties agree as follows:

1.	Capitalized terms used but not defined in this Supplementary Agreement shall have the meanings given to them in the IP Cooperation Agreement.

2.	For purposes of Section 4.2 of the IP Cooperation Agreement, the Parties agree that the aggregate Consideration payable by the Licensee to the IP Holders shall be US$2.0, with US$1.0 payable to Cayman Company and US$1.0 payable to Beijing Company. The Consideration shall be paid in accordance with Section 4.3 of the IP Cooperation Agreement.

3.	Upon payment of the Consideration in full, the Licensee shall have no further obligation to make any additional payment, fee, royalty or other consideration to the IP Holders in respect of the Licensed Patents, the Licensed Products, or the rights granted to the Licensee under the IP Cooperation Agreement.

4.	Except as expressly supplemented by this Supplementary Agreement, all terms and conditions of the IP Cooperation Agreement shall remain unchanged and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Supplementary Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

IP HOLDERS:

SINGAUTO INC.

By:	/s/ Liu Yuqiang
Name:	Liu Yuqiang
Title:	Director

Beijing Xinshiya Technology Co., Ltd.

By:	/s/ Xu Tongmeng
Name:	Xu Tongmeng
Title:	Director

LICENSEE:

SINGAUTO PTE. LTD.

By:	/s/ Liu Yuqiang
Name:	Liu Yuqiang
Title:	Director